Exhibit 99.1

TSYS    News Release
--------------------------------------------------------------------------------
For Immediate Release

Contacts:
James B. Lipham                             Leo S. Berard
Chief Financial Officer                     Investor Relations
706.649.2262                                706.649.5220

        TSYS Reports 15.9% Increase in Net Income for First Quarter 2003 Announces Plan to Repurchase Up to 2 Million Shares Held by the Public

         Columbus, Ga., April 15, 2003 -- TSYS(R) today announces that its financial results are in line with the Company's forecast for the three months ended March 31, 2003.

         Net income for the quarter ending March 31, 2003 increased 15.9% to $31.7 million from $27.4 million in the same period last year. Basic and diluted earnings per share for the first quarter increased to $0.16 from $0.14 in the same period last year. Revenue for the first quarter was $251.4 million, an increase of 10.3%, compared with revenue of $227.9 million one year ago. Revenue for the first quarter of 2003, excluding the amounts for reimbursable charges, was $192.9 million, an increase of 12.9%, compared to $170.8 million in the same period last year.

         The growth in revenues was driven by the increase in electronic payment processing revenues, which represent approximately 87% of TSYS' revenues before reimbursables. Electronic payment processing revenues were $167.8 million, an increase of 17.2%, compared to $143.2 million in the same period last year. The growth in electronic payment processing was driven by the inclusion of new business not present in the first quarter of 2002, the continued growth of enhanced services and the internal growth of existing clients.

         "TSYS had another solid quarter and expects another record year in 2003 while celebrating the company's 20th anniversary," said Richard W. Ussery, chairman and CEO of TSYS. "The strength of the quarter focuses on our core business. The major contributors to our growth for the quarter were strong internal growth from our existing customers of approximately 10%, the successful conversions of international clients, the inclusion of new business and the continued cross sell opportunities as evidenced by 36.5% growth from our value added services."

         Ussery continued, "During the first quarter of 2003:
          * Bank One selected TSYS to upgrade its credit card processing. Under the long term software licensing and services agreement, TSYS will provide bankcard processing services to Bank One's credit card accounts for at least two years starting in mid 2004 (excluding statement and card production services), and then license its TS2 consumer and commercial software to Bank One under a perpetual license with a six year payment term. Under the percentage-of-completion accounting method

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               required under the arrangement, TSYS will recognize revenue in
               2003. These revenues will be recognized in proportion to costs incurred and are expected to generate margins consistent with the Company's processing business. The impact upon 2003 earnings will be slightly positive. The 2004 EPS contribution from the Bank One agreement is expected to range from $0.03 to $0.04. Beginning in 2005 and continuing thereafter through the payment term of the license, the EPS contribution of the Bank One agreement is expected to exceed $0.04 on an annual basis. This contract is expected to have a positive impact on cash flows every year throughout the term of the agreement.
          * Pitney Bowes chose TSYS to process more than 1.5 million postage payment and credit accounts in the United States, the United Kingdom and Canada. Conversion of these accounts to the TSYS platform will be completed in two phases in 2003 and 2004.
          *    Sears selected TSYS Invoice Billing capability for its commercial cards. Invoice Billing is also a significant benefit to the retailer because it essentially provides them with an invoice-level billing system for their commercial retail customer. This functionality increases TSYS' penetration into the business-to- business bill and invoice market valued at $8.5 trillion -- more than three times the consumer-bill-payment market at $2.6 trillion, according to Tower Group.
          * TSYS successfully converted 5 million CIBC accounts and 750,000 Barclaycard account portfolios.

          "Our underlying fundamental business is as strong as it has ever been in the history of the company; our customers continue to grow organically at 10
- 12 %; the fundamental shift to electronic payments continues to thrive driving incremental transaction growth; our competitive advantages in technology and service poise TSYS to gain market share both domestically and abroad; and we have opportunities to leverage our core competencies into new non-card markets," said Ussery.

         Sears announced that it is evaluating strategic alternatives for the company's private label and MasterCard portfolio. TSYS and Sears are parties to a 10-year agreement, which was renewed in January of 2000, under which TSYS provides transaction processing for more than 75 million Sears' accounts. If Sears does sell its portfolio, TSYS has significant termination provisions embedded within the processing agreement in the event of an early termination without cause. Sears represents less than 10% of TSYS revenues.

         TSYS also today announces that its board has approved a stock repurchase plan to purchase up to 2 million shares, which represents slightly more than five percent of the shares of TSYS stock held by shareholders other than Synovus Financial Corp. This equates to approximately $32 million of TSYS stock based upon current market prices. The shares will be purchased from time to time over the next two years at prices considered attractive to management. Repurchased shares will be used for general corporate purposes.

         TSYS today also reaffirms that it expects its 2003 net income to exceed its 2002 net income by 12-15%. The assumptions underlying 2003's net income forecast are an increase in revenues (excluding reimbursables) between 9-10%, an internal growth rate of accounts of existing clients of approximately 11% and a continued focus on expense management.

         TSYS will host its quarterly conference call at 4:30 p.m. EDT, April 15, 2003. The conference call can be accessed at www.tsys.com by clicking on the designated icon within the Highlights section of the site. The replay will be available 30-45 minutes after the call.

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TSYS Announces 15.9% Increase for First Quarter 2003 Earnings/Page 3 of 7


About TSYS

         TSYS (NYSE: TSS) (www.tsys.com) brings integrity and innovation to the world of electronic payment services as the integral link between buyers and sellers in this rapidly evolving universe. Synovus (NYSE: SNV) owns an 81-percent interest in TSYS. For more information, contact news@tsys.com.

         This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding the expected margins generated by the Bank One contract, the projected impact of TSYS' agreement with Bank One on its earnings per share for 2004 and 2005 and thereafter through the payment term of the license, the expected impact on cash flows of the Bank One contract and TSYS' expected growth in net income for 2003 and the assumptions underlying such statements, including, with respect to TSYS' expected increase in net income for 2003; an increase in revenues (excluding reimbursables) between 9-10%; an internal growth rate of accounts of existing clients of approximately 11%; and continued aggressive expense management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond TSYS' ability to control or predict. These factors include, but are not limited to, delays in converting Bank One's accounts to its platforms; TSYS is unable to modify its software to meet Bank One's specifications; TSYS is unable to control its costs; changes occur in accounting literature and interpretations; TSYS' software is unable to perform in Bank One's operating environment; TSYS' number of outstanding shares increases; revenues are lower than anticipated; internal growth rates for TSYS' existing customers are lower than anticipated; TSYS is unable to control expenses and increase market share; hostilities increase in the Middle East or elsewhere; adverse developments with respect to the credit card industry in general; TSYS is unable to successfully manage any impact from slowing economic conditions or consumer spending; adverse developments with respect to sub-prime or retail clients; and overall market conditions. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in TSYS' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.




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